MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                                January 14,2000

Diamond Entertainment Corporation
16200 Carmenita Road
Cerritos, California 90703


Gentlemen:

         This is to confirm that the client-auditor relationship between Diamond Entertainment Corporation (Commission File Number 0-17953) and Moore Stephens, P.C. has ceased.


                                             Very truly yours,

                                             /s/ Moore Stephens, P.C.

                                             MOORE STEPHENS, P.C.
                                             Certified Public Accountants

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549